Exhibit 99.1

Overview of Providing XBRL Financial Statements

The XBRL version of the Microsoft financial statements are provided in this alternative format to provide global business information users with a more structured expression of the financial statements. XBRL is an XML-based schema created and maintained by XBRL International that allows business reporting data to be represented in a “digital language”. XBRL streamlines the way companies report and publish their financial data, and how analysts and investors can review that information. With XBRL, financial data is tagged in a consistent format that allows the data to be easily transported and analyzed (by XBRL-aware applications). As more companies furnish quarterly and annual reports in this XML technology, XBRL will enhance the ability to more quickly understand the contents of financial statements (and business report information in general). The goal of XBRL is to provide an XML-based framework that global business information users will use to create, exchange, and analyze business reporting information.

Overview of XBRL International

XBRL International is a consortium comprised of over 250 organizations that was originally formed by the American Institute of Certified Public Accountants (“AICPA”) in 1999. Microsoft is one of the 13 “charter” companies that originally came together to discuss creating an XML-based standard for business reporting that eventually became XBRL. Additional information and background on XBRL and XBRL International can be found at the XBRL International Web site (www.xbrl.org).

Microsoft Financial Reporting in XBRL

The key to creating XBRL versions of financial information is the use of XBRL taxonomies (or dictionaries). For this filing, Microsoft has used the public Acknowledged Draft of the US GAAP CI (Commercial and Industrial) taxonomy dated 2004-08-15, based on version 2.1 of the XBRL specification (available for download from the XBRL International Web site). XBRL taxonomies are collections of terms and mathematical and presentation relationships of financial reporting concepts. In addition to the Acknowledged Draft of the US GAAP CI taxonomy, Microsoft also created an extension taxonomy that extends the terms found in the US GAAP CI taxonomy. Only the Microsoft taxonomy (msft-fin) is contained in this filing. More information can be found in the “Instructions” section below.

Instructions

The present EDGAR system does not allow the receipt of XBRL/XML files unless it is in an altered form. The XBRL specification requires use of tags that are not permitted in an EDGAR filing. Therefore, Microsoft has embedded all of the required XBRL documents as either .JPG or .GIF files to conform to the present EDGAR system.

In order to submit the XBRL documents as part of this Form 8-K, the following changes have been made to the Microsoft and XBRL International XBRL XML files:

1.)	Files that originally had a .XML file extension now use a .JPG file extension.

2.)	Files that originally had a .XSD file extension now use a .GIF file extension.

3.)	File names have been shortened slightly to conform to the file naming conventions of the EDGAR system.

The following is a complete listing of all files attached to this Form 8-K:

g5154510q2005q2msftxbrl.jpg

XBRL instance document that contains materials from Microsoft Corporation’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, as described above. The file refers to items in the Microsoft extension taxonomy, included below.

g51545msft_fin20041231.gif	Microsoft extension taxonomy created by Microsoft and based on the US GAAP CI taxonomy.
g51545msft_fin20041231calc.jpg	Calculation linkbase for the Microsoft extension taxonomy.
g51545msft_fin20041231enlbls.jpg	Labels linkbase in English for the Microsoft extension taxonomy.
g51545msft_fin20041231pres.jpg	Presentation linkbase for the Microsoft extension taxonomy.
g51545msft_fin20041231ref.jpg	Reference linkbase for the Microsoft extension taxonomy.
g51545msft_prd20041231.gif	Microsoft products and segments taxonomy as part of the Microsoft extension taxonomy.
g51545msft_prd20041231calc.jpg	Calculation linkbase for Microsoft products and segments taxonomy.
g51545msft_prd20041231def.jpg	Definition linkbase for Microsoft products and segments taxonomy.
g51545msft_prd20041231enlbls.jpg	Labels linkbase in English for Microsoft products and segments taxonomy.
g51545msft_prd20041231pres.jpg	Presentation linkbase for Microsoft products and segments taxonomy.
g51545msft_dim20041231.gif	Microsoft dimensional taxonomy as part of the Microsoft extension taxonomy.

Questions related specifically to Microsoft’s creation and filing of XBRL financial statements, or general questions related to XBRL, can be emailed to Michael Ohata (mohata@microsoft.com).